                                                                   EXHIBIT 99.3

May 5, 1998

ALLTEL Corporation
One Allied Drive
Little Rock, Arkansas 72202

Re:Registration Statement on Form S-4 of ALLTEL Corporation

Ladies and Gentlemen:

  Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of ALLTEL Corporation (the "Company") relating to the issuance of the Company's common stock, par value $1.00 per share, to the
holders of the common stock, $0.01 par value, of 360   Communications
Company ("360 ") in connection with the proposed merger (the "Merger") of a wholly-owned subsidiary of the Company into 360 . Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to being named in the Registration Statement as a person to be elected to the Company's Board of Directors upon consummation of the Merger.

Sincerely,

/s/ Michael Hooker

Michael Hooker

                                                                   EXHIBIT 99.3

May 5, 1998

ALLTEL Corporation
One Allied Drive
Little Rock, Arkansas 72202

Re:Registration Statement on Form S-4 of ALLTEL Corporation

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of ALLTEL Corporation (the "Company") relating to the issuance of the Company's common stock, par value $1.00 per share, to the holders of the common stock, $0.01 par value, of 360 Communications Company ("360") in connection with the proposed merger (the "Merger") of a wholly-owned subsidiary of the Company into 360. Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to being named in the Registration Statement as a person to be elected to the Company's Board of Directors upon consummation of the Merger.

Sincerely,

/s/ Frank E. Reed

Frank E. Reed

                                                                   EXHIBIT 99.3

May 5, 1998

ALLTEL Corporation
One Allied Drive
Little Rock, Arkansas 72202

Re:Registration Statement on Form S-4 of ALLTEL Corporation

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of ALLTEL Corporation (the "Company") relating to the issuance of the Company's common stock, par value $1.00 per share, to the holders of the common stock, $0.01 par value, of 360 Communications Company ("360") in connection with the proposed merger (the "Merger") of a wholly-owned subsidiary of the Company into 360. Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to being named in the Registration Statement as a person to be elected to the Company's Board of Directors upon consummation of the Merger.

Sincerely,

/s/ Charles H. Goodman

Charles H. Goodman

                                                                   EXHIBIT 99.3

May 5, 1998

ALLTEL Corporation
One Allied Drive
Little Rock, Arkansas 72202

Re:Registration Statement on Form S-4 of ALLTEL Corporation

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of ALLTEL Corporation (the "Company") relating to the issuance of the Company's common stock, par value $1.00 per share, to the holders of the common stock, $0.01 par value, of 360 Communications Company ("360") in connection with the proposed merger (the "Merger") of a wholly-owned subsidiary of the Company into 360. Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to being named in the Registration Statement as a person to be elected to the Company's Board of Directors upon consummation of the Merger.

Sincerely,

/s/ Dennis E. Foster

Dennis E. Foster